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                                                                     Exhibit 4.2

                                 XENOPORT, INC.

                           FIFTH AMENDED AND RESTATED

                           INVESTORS RIGHTS AGREEMENT

      This Fifth Amended and Restated Investors Rights Agreement (the "AGREEMENT") is made and entered into as of December 16, 2004 by and among XenoPort, Inc., a Delaware corporation located at 3410 Central Expressway, Santa Clara, California 95051 (the "COMPANY"), and the Holders (as defined below) listed on EXHIBIT A attached hereto. This Fifth Amended and Restated Investors Rights Agreement amends and restates in its entirety the Fourth Amended and Restated Investors Rights Agreement dated January 15, 2004 (the "PRIOR RIGHTS AGREEMENT") entered into among the Company and certain of the Holders. Upon execution of this Agreement, all provisions of, rights granted and covenants made in the Prior Rights Agreement are hereby waived, released and superseded in their entirety and shall have no further force or effect, including, without limitation, all rights of first refusal and any notice period associated therewith otherwise applicable to the transactions contemplated by the Series D Agreement (as defined below).

      1.    Registration Rights. The Company covenants and agrees as follows:

            1.1 Definitions. For purposes of this Section 1:

                  (a) The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "ACT"), and the declaration or ordering of effectiveness of such registration statement or document;

                  (b) The term "REGISTRABLE SECURITIES" means the Common Stock,
(i) issuable or issued upon conversion of the Series D Preferred Stock issued pursuant to the Series D Preferred Stock Purchase Agreement of even date herewith (the "SERIES D AGREEMENT"), including the Dividend Shares (as defined in the Series D Agreement), (ii) issuable or issued upon conversion of the Series C Preferred Stock and the Warrants to Purchase Common Stock issued pursuant to the Series C Preferred Stock Purchase Agreement dated January 15, 2004 (the "SERIES C AGREEMENT") and the Warrant for the Purchase of up to 6,250 Shares of Series C Preferred Stock dated on or about July 28, 2004, (iii) issuable or issued upon conversion of the Series B Preferred Stock issued pursuant to the Series B Preferred Stock Purchase Agreement dated May 24, 2002 (the "SECOND SERIES B AGREEMENT"), the Series B Preferred Stock Purchase Agreement dated November 15, 2000 (the "FIRST SERIES B AGREEMENT"), the Warrant for the Purchase of up to 25,000 Shares of Series B Preferred Stock dated on or about November 15, 2000, the two Warrants for the Purchase of up to an aggregate of 128,000 Shares of Series B Preferred Stock dated on or about December 21, 2001 and the Warrant for the Purchase of up to 24,000 Shares of Series B Preferred Stock dated on or about November 1, 2002, (iv) issuable or issued upon conversion of the Series A Preferred Stock issued pursuant to the Series A Preferred Stock Purchase Agreement dated December 23, 1999 (the "FIRST SERIES A AGREEMENT"), the Series A Preferred Stock Purchase Agreement dated February 11, 2000 (the "SECOND SERIES A AGREEMENT") and the Warrant for the Purchase of up to 50,000 Shares of

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Series A Preferred Stock dated January 28, 2000 and (v) any Common Stock of the
Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Common Stock referred to in (i), (ii), (iii) and (iv) above, excluding from Registrable Securities in all cases, however, any (i) securities sold by a person in a transaction in which such person's rights under this Section 1 are not assigned, (ii) securities sold by a person to the public either pursuant to registration statement or Rule 144 promulgated under the Act, (iii) held by a Holder (together with its affiliates) if, as reflected on the Company's list of stockholders, such Holder (together with its affiliates) holds less than 1% of the Company's outstanding Common Stock (treating all shares of Preferred Stock on an as converted basis), the Company has completed its Initial Registration (as defined below) and all shares of Common Stock of the Company issuable or issued upon conversion of the shares of Preferred Stock held by and issuable to such Holder (and its affiliates) may be sold pursuant to Rule 144 during any ninety (90) day period, (iv) securities held by a Holder who is no longer the record holder of such securities and (v) securities issuable upon outstanding warrants providing that (x) such warrants are then currently exercisable under a provision providing that the exercise price of such warrant is payable in shares issuable upon exercise of such warrant (a "net exercise" provision) and (y) the shares issuable upon the net exercise of such warrant would be immediately available for sale under Rule 144(k);

                  (c) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities;

                  (d) The term "HOLDER" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.13 hereof;

                  (e) The term "FORM S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the Securities and Exchange Commission (the "SEC") that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC;

                  (f) The term "INVESTOR" means each Investor named in (i) the First Series A Agreement, (ii) the Second Series A Agreement, (iii) the First Series B Agreement, (iv) the Second Series B Agreement, (v) the Series C Agreement and (vi) the Series D Agreement; and

                  (g) The term "DESIGNATED WARRANT HOLDER" means a holder of (i) those certain Warrants for the Purchase of up to an aggregate of 128,000 Shares of Series B Preferred Stock dated on or about December 21, 2001 or (ii) that certain Warrant for the Purchase of up to 24,000 Shares of Series B Preferred Stock dated on or about November 1, 2002 (collectively, the "DESIGNATED WARRANTS") or the shares of the Company's capital stock issuable upon the exercise thereof.

            1.2 Request for Registration.

                  (a) If the Company shall receive at any time on or after six
(6) months after the effective date of the first registration statement for a public offering of securities of the Company

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(other than a registration statement relating to (i) any employee benefit plan or (ii) the issuance or resale of securities issued in connection with any corporate reorganization or transaction under Rule 145 of the Securities Act; each of such registration statements, a "SPECIAL REGISTRATION STATEMENT") (the "INITIAL REGISTRATION"), a written request from the Holders (not including any Designated Warrant Holder) of at least 40% of the Registrable Securities (the "INITIATING HOLDERS") that the Company file a registration statement under the Act covering the registration of that number of shares of Registrable Securities, the aggregate offering price of which, net of underwriting discounts and commissions, is expected to exceed $10,000,000, then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of Section 1.2(b), use its commercially reasonable efforts to effect, as soon as practicable, the registration under the Act of all Registrable Securities that the Holders request to be registered within twenty (20) days of the mailing of such written notice by the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 1.2(a):

                  (i) During the period starting with the date ninety (90) days prior to the Company's estimated date of filing of, and ending on the date 180 days immediately following the effective date of, any registration statement pertaining to securities of the Company (other than pursuant to a Special Registration Statement), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                  (ii) After the Company has effected two such registrations pursuant to this Section 1.2(a), and such registrations have been declared or ordered effective, subject, however, to withdrawals of registrations described in the last proviso of Section 1.6, which shall not count as one such registration;

                  (iii) If the Company shall furnish to such Holders a certificate signed by the Chief Executive Officer or President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed at such time, then the Company's obligation under this
Section 1.2(a) shall be deferred for a period not to exceed 120 days from the date of receipt of written request from the Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period;

                  (iv) If within thirty (30) days of receipt of a written request from Initiating Holders pursuant to Section 1.2(a), the Company gives notice to the Holders of the Company's intention to file a registration statement for a public offering, other than pursuant to a Special Registration Statement, within sixty (60) days; or

                  (v) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.12 below.

            (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in Section 1.2(a). In such event, the right of any Holder to include such

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Holder's Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders. Notwithstanding any other provision of this
Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder participating in such underwriting; provided, however, that no Registrable Securities shall be excluded from such registration unless all other securities are first entirely excluded.

            1.3 Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a Special Registration Statement, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after the effective date of written notice by the Company (as determined under Section 5.2 below), the Company shall, subject to the provisions of Section 1.8, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

            1.4 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                  (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed; provided, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any Registrable Securities included in such registration at the request of an underwriter or underwriters of Common Stock (or other securities) of the Company and (ii) only with respect to registrations under
Section 1.3 in which the Company registers securities to be offered by the Company on a delayed or continuous basis, in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold; provided, however, that at any time, upon written notice to the participating Holders and for a period not to exceed sixty
(60)

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days thereafter (the "SUSPENSION PERIOD"), the Company may suspend the use or effectiveness of any registration statement (and the Holders hereby agree not to offer or sell any Registrable Securities pursuant to such registration statement during the Suspension Period) if the Company reasonably believes that there is or may be the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. In the event that the Company shall exercise its right to suspend the use or effectiveness of a registration hereunder, the applicable time period during which the registration statement is to remain effective shall be extended by a period of time equal to the duration of the Suspension Period. The Company may extend the Suspension Period for an additional consecutive sixty (60) days with the consent of the holders of a majority of the Registrable Securities registered under the applicable registration statement. Upon receipt of notice of the Suspension Period by the Company, all Holders registering shares under such registration statement shall
(x) not offer to sell any Registrable Securities pursuant to the registration statement during the period in which the suspension is in effect after receiving notice of such suspension; and (y) use their commercially reasonable efforts to deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holders' possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                  (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                  (d) Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (f) Notify each Holder covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

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                  (g) Furnish, at the request of any Holder requesting
registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

                  (h) Use its commercially reasonable efforts to list the securities covered by such registration statement on the Nasdaq National Market, or such other exchange for which such securities qualify as the Company deems reasonable.

                  (i) Provide, or arrange to have provided, with respect to the securities covered by such registration statement a CUSIP number and reasonable transfer agent and related services.

                  (j) Notwithstanding the foregoing, except as provided in
Section 1.4(a)(ii), the Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement other than a registration statement on Form S-3 that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Act.

The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.12 if the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in Section 1.2 or Section 1.12, whichever is applicable.

            1.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

            1.6 Expenses of Demand Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders (not to exceed $35,000) shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders holding a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders holding a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the

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Company from that known to the Holders at the time of their request, then the
Holders shall not be required to pay any of such expenses and such registration request and subsequent withdrawal shall not count as one demand registration and the Holders shall retain their rights pursuant to Section 1.2.

            1.7 Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.13), including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the reasonable fees and disbursements of one counsel for the selling Holders selected by them (not to exceed $25,000), but excluding underwriting discounts and commissions relating to Registrable Securities.

            1.8 Underwriting Requirements. In connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company, but in no event will the amount of Registrable Securities of the selling Holders included in the offering be reduced below twenty-five percent (25%) of the total amount of securities included in such offering (the Registrable Securities so included to be apportioned pro rata among the selling stockholders according to the total amount of Registrable Securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders), unless such offering is the initial public offering of the Company's securities, in which case the selling stockholders may be excluded entirely if the underwriters make the determination described above and no other stockholder's securities are included. For purposes of apportionment, any selling stockholder that is a Holder of Registrable Securities and that is a partnership, limited liability company or corporation, the partners, retired partners, members, retired members and stockholders of such Holder, or the estates and family members of any such partners, retired partners, members and retired members and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder," and any pro rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.

      The Company shall have the right to include shares of Common Stock held by entities other than the Company that are not already, by virtue of this Agreement, deemed Registrable Securities (the "OTHER SHARES") in any registration pursuant to Section 1.3, provided, however, that all of the Other Shares shall be excluded from such registration before any Registrable Securities are excluded from such registration pursuant to Section 1.8 hereof. If Other Shares are included in a registration pursuant to Section 1.3, each holder of Other Shares will be deemed a "Holder" (as that term is defined in Section 1 of this Agreement) for all purposes under this Agreement pertaining to such registration.

            1.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

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            1.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers, employees, agents and directors of each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, amended (the "1934 ACT"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                  (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its officers, employees, agents and directors, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement, the partners, members, officers, employees, agents and directors of such Holder, any underwriter for such Holder and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.10(b) shall not apply to (i) any alleged untrue statement or alleged omission unless finally held to be, in fact, an untrue statement or an omission, or (ii) amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that, in no event

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shall any indemnity under this Section 1.10(b) exceed the net proceeds from the offering received by such Holder.

                  (c) Promptly after receipt by an indemnified party under this
Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this Section 1.10 to the extent of such prejudice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

                  (d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that, in no event shall any contribution by a Holder under this Section 1.10(d) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                  (f) The obligations of the Company and Holders under this
Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter

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into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

            1.11 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                  (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

                  (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

                  (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

                  (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

            1.12 Form S-3 Registration.

                  (a) In case the Company shall receive from any Holder or Holders of Registrable Securities, a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                        (i) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

                        (ii) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or

Holders joining in such request as are specified in a written request given within twenty (20) days after the effective date of such written notice from the Company (as determined under Section 5.2 below); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.12: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $1,000,000; (3) if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer or President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 120 days after receipt of the request of the Holder or Holders under this Section 1.12; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period; (4) if the Company has already effected a registration on Form S-3 in the previous twelve (12) month period preceding the date of such request pursuant to this Section 1.12; (5) if within thirty (30) days of receipt of a written request from any Holder or Holders pursuant to this Section 1.12, the Company gives notice to such Holder or Holders of the Company's intention to make a public offering within sixty (60) days (other than a Special Registration Statement) or (6) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                  (b) If the Holders initiating the registration request hereunder (the "PARTICIPATING HOLDERS") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as part of their request made pursuant to this Section 1.12 and the Company shall include such information in the written notice referred to in Section 1.12(a)(i). In such event, the right of any Holder to include such Holder's Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Participating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Participating Holders. Notwithstanding any other provision of this Section 1.12, if the underwriter advises the Participating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Participating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all such Holders thereof, including the Participating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that no Registrable Securities shall be excluded from such registration unless all other securities are first entirely excluded.

                  (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to
Section 1.12, including (without limitation) all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of one counsel for the selling Holder or Holders (not to exceed $20,000) and counsel for the Company, but excluding any underwriters' discounts or commissions associated with Registrable Securities, shall be borne by the Company. Registrations effected pursuant to this Section 1.12 shall not be counted as the demand for registration or registrations effected pursuant to
Section 1.2.

            1.13 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned by a Holder (i) to a transferee or assignee who acquires at least 500,000 shares of Registrable Securities, (ii) to a limited partner, general partner, member or other affiliate of a Holder (for so long as such shares remain Registrable Securities) or (iii) a Designated Warrant Holder to a transferee permitted by the Designated Warrants, provided, in each case no transfer shall be deemed effective until the Company is furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

            1.14 "Market Stand-Off" Agreement. Each Holder hereby agrees, and each transferee to whom any amount of securities that are or at one time were Registrable Securities (or that are or were convertible into Registrable Securities) are transferred shall agree in writing as a condition to the transfer of any such securities to such transferee, that, during a period not to exceed 180 days, following the effective date of the Initial Registration of the Company, it shall not sell or otherwise transfer or dispose of (other than to a donee who agrees to be similarly bound) any Common Stock of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that:

                  (a) such agreement shall be applicable only to the first such registration statement of the Company that covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

                  (b) all officers and directors of the Company and holders of at least one percent (1%) of the Company's voting securities are bound by similar agreements.

      The foregoing covenant shall not apply to the sale of any securities of the Company to an underwriter pursuant to any underwriting agreement, and if the Company or any underwriter releases any officer, director or holder of one percent (1%) or more of the Company's voting securities from his, her or its sale restrictions so undertaken, then each Investor shall be notified prior to such release and shall itself be simultaneously released to the same proportional extent. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

      Upon the request of the Company, each Holder hereby agrees, and each transferee to whom any amount of securities that are or at one time were Registrable Securities (or that are or were convertible into Registrable Securities) are transferred shall agree in writing as a condition to the transfer of any such securities to such transferee, to enter into an agreement with terms similar to those described above in this
Section 1.14 with the managing underwriters in connection with the Initial Registration of the Company.

            1.15 Termination of Registration Rights. The rights and obligations provided for under this Section 1 shall terminate upon the earlier of (i) (x) two (2) years following the date hereof with respect to any Holder who upon the date two (2) years following the date hereof owns less than 5% of the Company's outstanding Common Stock or is not an "affiliate" (as that term is defined in Rule 144 promulgated under the Act) of the Company or (y) four (4) years following the closing of the Initial Registration with respect to any Holder who upon the date two (2) years following the date hereof owns 5% or more of the Company's outstanding Common Stock or is an "affiliate" (as that term is defined in Rule 144 promulgated under the Act) of the Company, or (ii) as to a given Holder, when such Holder can sell all of such Holder's Registrable Securities in a ninety (90) day period pursuant to Rule 144 promulgated under the Act; provided, however, that the provisions of (ii) above shall not apply to any Holder while such Holder owns 5% or more of the Company's outstanding capital stock. Notwithstanding the above, the rights and obligations provided for under this section 1 shall terminate no earlier than four (4) years following the date hereof (the "Four Year Period") if the Company does not complete a firm commitment underwritten offering of its securities to the general public within the Four Year Period.

            1.16 Limitation on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to include such securities in any registration of the Company, unless under the terms of such agreement such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not reduce the amount of the Registrable Securities of the Holders which is included.

      2. Information Rights.

            2.1 Inspection. The Company shall permit each Holder holding, together with its affiliates, an aggregate of 400,000 shares of the Registrable Securities, at such Holder's expense to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Holder; provided, however, that the Company shall not be obligated pursuant to this Section 2.1 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information unless such Holder agrees in writing to hold such information in confidence.

            2.2 Delivery of Financial Statements and Operating Budget. The Company shall deliver to each Holder that holds, together with its affiliates, an aggregate of 400,000 shares of Registrable Securities:

                  (a) as soon as practicable, but in any event within ninety
(90) days after the end of each fiscal year of the Company, a balance sheet, and statements of operations and cash flow for such fiscal year. Such year-end financial reports are to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

                  (b) within forty-five (45) days after the end of each fiscal quarter of the Company, an unaudited statement of operations, cash flow and balance sheet for and as of the end of such quarter, in reasonable detail and prepared in accordance with GAAP, subject to year end audit adjustments and the absence of footnotes; and

                  (c) as soon as practicable, but in any event within thirty
(30) days prior to the end of each fiscal year of the Company, an annual operating budget including monthly and quarterly financial projections for the following fiscal year, prepared in reasonable detail.

            2.3 Termination of Information Rights. The covenants set forth in this Section 2 shall terminate as to Holders and be of no further force and effect upon the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public.

            2.4 Confidentiality of Records. Each Holder agrees to use the same degree of care as such Holder uses to protect its own confidential information to keep confidential any information furnished to such Holder hereof that the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Holder may disclose such proprietary or confidential information (i) to any partner, subsidiary or parent of such Holder as long as such partner, subsidiary or parent is advised of and agrees or has agreed to be bound by the confidentiality provisions of this Section 2.4 or comparable restrictions; (ii) at such time as it enters the public domain through no fault of such Holder; (iii) that is communicated to it free of any obligation of confidentiality; (iv) that is developed by Holder or its agents independently of and without reference to any confidential information communicated by the Company; or (v) as required by applicable law.

      3. Investors' Right of First Refusal.

            3.1 Right of First Refusal upon Issuances of Securities by the Company.


                  (a) The Company hereby grants, on the terms set forth in this
Section 3.1, to each Investor who holds at least 400,000 shares of Common Stock issuable or issued upon conversion of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock and upon exercise of those certain Warrants to purchase Common Stock issued pursuant to the Series C Agreement (the "COMMON WARRANTS") the right of first refusal to purchase all or any part of such Investor's pro rata share of the New Securities (as defined in Section 3.1(b)) that the Company may, from time to time, propose to sell and issue. The Investors may purchase said New Securities on the same terms and at the same price at which the Company proposes to sell the New Securities. The pro rata share of each Investor, for purposes of this right of first refusal, is the ratio of the total number of shares of Common Stock issued or issuable upon (i) exercise of the Common Warrants and (ii) conversion of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock held by such Investor, to the total number of shares of Common Stock outstanding immediately prior to the issuance of the New

Securities (including any shares of Common Stock into which outstanding shares of Preferred Stock are then convertible and any shares of Common Stock that are then issuable upon exercise of the Common Warrants). If not all eligible Investors elect to purchase their pro rata share of the New Securities, then the Company shall promptly notify in writing the eligible Investors who do so elect and shall offer such electing Investors the right to acquire such unsubscribed shares. If all such electing Investors entitled to such notice, in the aggregate, choose to purchase more than the unsubscribed shares, then such unsubscribed shares shall be allocated among the electing Investors pro rata on the basis of the number of shares of Common Stock issuable or issued upon conversion of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock owned by such electing Investors.

                  (b) "NEW SECURITIES" shall mean any capital stock of the Company, whether now authorized or not, and any rights, options or warrants to purchase said capital stock, and securities of any type whatsoever that are, or may become, convertible into said capital stock; provided that "New Securities" does not include (i) the Registrable Securities, (ii) securities offered in a firm commitment underwritten public offering pursuant to a registration statement filed under the Act, (iii) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets of such corporation or other reorganization that have been approved by the board of directors of the Company, including at least a majority of the directors elected solely by holders of the Company's Preferred Stock, (iv) securities issued or issuable to officers, directors or employees of the Company pursuant to any incentive plan or arrangement (not for the primary purpose of raising capital) approved by the board of directors of the Company, including at least a majority of the directors elected solely by holders of the Company's Preferred Stock, (v) securities issued or issuable to scientific advisors or consultants of the Company pursuant to any plan or arrangement (not for the primary purpose of raising capital) approved by the board of directors of the Company, including at least a majority of the directors elected solely by holders of the Company's Preferred Stock, (vi) securities issued, upon the approval of the board of directors of the Company, including at least a majority of the directors elected solely by holders of the Company's Preferred Stock, pursuant to agreements to license technology and/or provide sponsored research (not for the primary purpose of raising capital), (vii) securities issued in connection with corporate or strategic partnering arrangements approved by the board of directors of the Company, including at least a majority of the directors elected solely by holders of the Company's Preferred Stock and (viii) securities issued in connection with lending, equipment leasing or equipment financing arrangements approved by the board of directors of the Company, including at least a majority of the directors elected solely by holders of the Company's Preferred Stock.

                  (c) In the event the Company proposes to undertake an issuance of New Securities, it shall give to the Investors written notice (the "NOTICE") of its intention, describing the type of New Securities, the price, the terms upon which the Company proposes to issue the same, and a statement as to the number of days from receipt of such Notice within which the Investors must respond to such Notice. The Investors shall have thirty (30) days from the effective date of the Notice (as determined under Section 5.2 below) to indicate an intention to purchase any or all of the New Securities for the price and upon the terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased and forwarding payment for such New Securities to the Company no later than thirty (30) days after the date of receipt of the Notice or, if later, the proposed closing date for such transaction determined by the Company.

                  (d) In the event the Investors do not exercise the right of first refusal as to all the New Securities within said thirty (30) day period, the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within thirty (30) days from date of said agreement) to sell the New Securities respecting which the Investors' rights were not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Notice. In the event the Company has not sold the New Securities within said ninety (90) day period (or sold and issued New Securities in accordance with the foregoing within thirty (30) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities without first offering such securities to the Investors in the manner provided above.

                  (e) The right of first refusal granted under this Section 3.1 shall expire upon:

                        (i) The closing of the Company's first firm commitment underwritten public offering pursuant to an effective registration statement filed by the Company under the Act.

                        (ii) For each Investor, the date on which such Investor no longer holds a minimum of 400,000 shares of Common Stock issued or issuable upon conversion of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and upon exercise of the Common Warrants.

      4. Waiver of Right of First Refusal. The Investors executing this Agreement who hold at least a majority of the Registrable Securities under the Prior Rights Agreement hereby fully waive on behalf of all Investors under the Prior Rights Agreement their right of first refusal, including all notice provisions thereof, under Section 3 of the Prior Rights Agreement with respect to the sale and issuance of shares of the Company's Series D Preferred Stock at the closing under the Series D Agreement.

      5. Miscellaneous Provisions.

            5.1 Waivers and Amendments. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least a majority of the shares of Registrable Securities. Any amendment or waiver effected in accordance with this Section 5.1 shall be binding upon each person or entity that is granted certain rights under this Agreement and the Company.

            5.2 Notices. All notices and other communications required or permitted hereunder shall be in writing and, except as otherwise noted herein, shall be deemed effectively given upon personal delivery, delivery by nationally recognized courier or three days after deposit with the United States Post Office, (by registered or certified mail, postage prepaid) addressed: (a) if to the Company, at the address set forth on the first page of this Agreement (or at such other address as the Company shall have furnished to the Holders in writing) attention of Chief Executive Officer and

(b) if to a Holder, at the latest address of such person shown on the Company's records. Notwithstanding the foregoing, U.S. mail shall not be used to effectuate delivery of any such notice required or permitted under this Agreement to addresses outside of the United States.

         A concurrent copy of such notice to a Holder shall be delivered to:
                           O'Melveny & Myers LLP
                           2765 Sand Hill Road
                           Menlo Park, CA 94025
                           Attention:  Sam Zucker, Esq.
                           Fax: (650) 473-2601
                           Phone: (650) 473-2600

         And to:
                           Jones Day
                           2727 North Harwood
                           Dallas, TX 75201
                           Fax: (214) 969-5100
                           Phone: (214) 969-3702
                           Attention:  Stephen L. Fluckiger

         A concurrent copy of such notice to the Company shall be delivered to:
                           Cooley Godward LLP
                           Five Palo Alto Square
                           3000 El Camino Real
                           Palo Alto, CA 94306
                           Attention:  Suzanne Sawochka Hooper
                           Fax: (650) 849-7400

            5.3 Descriptive Headings. The descriptive headings herein have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provisions hereof.

            5.4 Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California.

            5.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument, but only one of which need be produced.

            5.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

            5.7 Successors and Assigns. Except as otherwise expressly provided in this Agreement, this Agreement shall benefit and bind the successors, assigns, heirs, executors and administrators of the parties to this Agreement.

            5.8 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter of this Agreement and merges, incorporates and supercedes any prior agreements or understandings with respect thereto, and no party shall be liable or bound to any other party in any manner with respect to the subjects hereof by any warranties, representations or covenants except as specifically set forth herein.

            5.9 Separability; Severability. Unless expressly provided in this Agreement, the rights of each Holder under this Agreement are several rights, not rights jointly held with any other Holders. Any invalidity, illegality or limitation on the enforceability of this Agreement with respect to any Holder shall not affect the validity, legality or enforceability of this Agreement with respect to the other Holders. If any provision of this Agreement is judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired.

           5.10 Stock Splits. All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization of shares by the Company occurring after the date of this Agreement.

            5.11 Aggregation of Stock. All shares of the Common Stock issued or issuable upon conversion of Preferred Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

            5.12 Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                   "COMPANY"

                                   XENOPORT, INC.

                                   By: /s/ Ronald W. Barrett
                                       ------------------------------
                                        Ronald W. Barrett,
                                        Chief Executive Officer

XENOPORT, INC.
FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                      "HOLDERS"

                                      SUNAMERICA LIFE INSURANCE COMPANY

                                      Signature: /s/ Greg Outcalt

                                      Signer name: Greg Outcalt

                                      Title: Senior Vice President

XENOPORT, INC.
FIFTH AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                    "HOLDERS"

                                    ARTAL SERVICES N.V.

                                    Signature: /s/ Bernard Darimont

                                    Signer name: Bernard Darimont

                                    Title: Managing Director

XENOPORT, INC.
FIFTH AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                    "HOLDERS"

                                    CADUCEUS PRIVATE INVESTMENTS, LP
                                    By: OrbiMed Capital, LLC, General Partner

                                    Signature: /s/ Eric A. Bittelman

                                    Signer name: Eric A. Bittelman

                                    Title: Chief Financial Officer

                                    ORBIMED ASSOCIATES, LLC
                                    By: OrbiMed Capital, LLC, General
                                    Partner

                                    Signature: /s/ Eric A. Bittelman

                                    Signer name: Eric A. Bittelman

                                    Title: Chief Financial Officer

                                    UBS JUNIPER CROSSOVER FUND, LLC
                                    By: PW Juniper Crossover Management,
                                    LLC, Managing Member
                                    By: OrbiMed Capital, LLC, General
                                    Partner

                                    Signature: /s/ Eric A. Bittelman

                                    Signer name: Eric A. Bittelman

                                    Title: Chief Financial Officer

XENOPORT, INC.
FIFTH AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                      "HOLDERS"

                                      DICK M. CHANG

                                      Signature: /s/ Dick M. Chang

XENOPORT, INC.
FIFTH AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                             "HOLDERS"

                             FRAZIER HEALTHCARE III, L.P.

                             By: /s/ Robert W. Overell
                                 ----------------------------------------------
                                 Robert W. Overell
                                 Member, FHM III, L.L.C.
                                 General Partner, Frazier Healthcare III, L.P.

                             FRAZIER AFFILIATES III, L.P.

                             By: /s/ Robert W. Overell
                                 ----------------------------------------------
                                 Robert W. Overell
                                 Member, FHM III, L.L.C.
                                 General Partner, Frazier Affiliates III, L.P.

XENOPORT, INC.
FIFTH AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                          "HOLDERS"

                                          KEITH GOLLUST

                                          Signature: /s/ Keith Gollust

XENOPORT, INC.
FIFTH AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                              "HOLDERS"

                              GRANITE GLOBAL VENTURES L.P.

                              BY: GRANITE GLOBAL VENTURES L.L.C.,
                              ITS GENERAL PARTNER

                              Signature: /s/ Joel Kellman

                              Signer name: Joel Kellman

                              Title: Managing Director

                              GRANITE GLOBAL VENTURES (Q.P.) L.P.

                              BY: GRANITE GLOBAL VENTURES L.L.C.,
                              ITS GENERAL PARTNER

                              Signature: /s/ Joel Kellman

                              Signer name: Joel Kellman

                              Title: Managing Director

XENOPORT, INC.
FIFTH AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                          "HOLDERS"

                                          KARL HANDELSMAN

                                          Signature: /s/ Karl Handelsman

XENOPORT, INC.
FIFTH AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                        "HOLDERS"

                                        HBM BIOVENTURES (CAYMAN) LTD.

                                        Signature: /s/ John Arnold

                                        Signer name: John Arnold

                                        Title: Chairman & Managing Director

XENOPORT, INC.
FIFTH AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                      "HOLDERS"

                                      HEALTHCARE FOCUS FUND, L.P.
                                      By: ARCH Venture Partners V, L.P.
                                      Its: General Partner
                                      By: ARCH Venture Partners V, L.L.C.
                                      Its: General Partner

                                      Signature: _______________________________

                                      Signer name: _____________________________

                                      Title: ___________________________________

XENOPORT, INC.
FIFTH AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                      "HOLDERS"

                                      LILLY BIOVENTURES
                                      ELI LILLY AND COMPANY

                                      Signature: /s/ Joshua M. Salisbury

                                      Signer name: Joshua M. Salisbury

                                      Title: Executive Director

XENOPORT, INC.
FIFTH AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                    "HOLDERS"

                                    LOTUS BIOSCIENCE INVESTMENT
                                    HOLDINGS LIMITED

                                    Signature: /s/ Wong Ken Lum & Mong Cheuk Wai

                                    Signer name: Wong Ken Lum & Mong Cheuk Wai

                                    Title: Directors

XENOPORT, INC.
FIFTH AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                          "HOLDERS"

                                          MAVERICK FUND, L.D.C.

                                          By:  Maverick Capital, Ltd.
                                          Its: Investment Advisor

                                          By: /s/ Michelle Perrin

                                          Signer name: Michelle Perrin

                                          Title: Director of Fund Accounting

                                          MAVERICK FUND USA, LTD.

                                          By:    Maverick Capital, Ltd.
                                          Its:   Investment Advisor

                                          By: /s/ Michelle Perrin

                                          Signer name: Michelle Perrin

                                          Title: Director of Fund Accounting

                                          MAVERICK FUND II, LTD.

                                          By:    Maverick Capital, Ltd.
                                          Its:   Investment Advisor

                                          By: /s/ Michelle Perrin

                                          Signer name: Michelle Perrin

                                          Title: Director of Fund Accounting

XENOPORT, INC.
FIFTH AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                          "HOLDERS"

                                          MEDIPHASE VENTURE PARTNERS II
                                          LIMITED PARTNERSHIP

                                          By:    Mediphase II LLC
                                          Its:   General Partner

                                          By: /s/ Paul A. Howard
                                              ---------------------------------
                                                  Paul A. Howard
                                                  Manager

XENOPORT, INC.
FIFTH AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                          "HOLDERS"

                                          MOUSSESCAPADE L.P.

                                          Signature: /s/ Jean Hoysradt

                                          Signer name: Jean Hoysradt

                                          Title: General Partner

XENOPORT, INC.
FIFTH AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                      "HOLDERS"

                                      PRIVATE EQUITY HOLDING - XENOPORT, L.L.C.

                                      Signature: /s/ Landis Zimmerman

                                      Signer name: Landis Zimmerman

                                      Title: Vice President and Chief Investment
                                             Officer

XENOPORT, INC.
FIFTH AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                          "HOLDERS"

                                          SCHWEIZERHALL HOLDING AG

                                          Signature: /s/ L. Von Bidder

                                          Signer name: L. Von Bidder

                                          Title: Chief Executive Officer

XENOPORT, INC.
FIFTH AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                       "HOLDERS"

                                       SKYLINE VENTURE PARTNERS II, L.P.

                                       By: Skyline Venture Management II LLC
                                       Its: General Partner

                                       By: /s/ John G. Freund
                                           -------------------------------------
                                           John G. Freund
                                           Managing Director

                                       SKYLINE VENTURE PARTNERS
                                       QUALIFIED PURCHASER FUND II, L.P.

                                       By: Skyline Venture Management II LLC
                                       Its: General Partner

                                       By: /s/ John G. Freund
                                           -------------------------------------
                                           John G. Freund
                                           Managing Director

                                       SKYLINE EXPANSION FUND, L.P.

                                       By: Skyline Expansion Fund Management LLC
                                       Its: General Partner

                                       By: /s/ John G. Freund
                                           -------------------------------------
                                           John G. Freund
                                           Managing Director

XENOPORT, INC.
FIFTH AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                          "HOLDERS"

                                          VENROCK ASSOCIATES

                                          By:  /s/ Bryan E. Roberts
                                               ---------------------------------
                                               Bryan E. Roberts, General Partner

                                          VENROCK ASSOCIATES II, L.P.

                                          By: /s/ Bryan E. Roberts
                                              ----------------------------------
                                              Bryan E. Roberts, General Partner

XENOPORT, INC.
FIFTH AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                   "HOLDERS"

                                   WESTBURY EQUITY PARTNERS SBIC, L.P.

                                   By: Westbury SBIC, Inc., its general partner

                                   By: _________________________________________
                                       Name:
                                       Title:

XENOPORT, INC.
FIFTH AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                          "HOLDERS"

                                          SURINVEX INTERNATIONAL CORPORATION

                                          Signature: /s/ Juan C. Rachetti

                                          Signer name: Juan C. Rachetti

                                          Title: Treasurer

                                          ZAFFARONI FAMILY PARTNERSHIP, L.P.

                                          Signature: /s/ Alejandro Zaffaroni

                                          Signer name: Alejandro Zaffaroni

                                          Title: General and Limited Partner

XENOPORT, INC.
FIFTH AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

                                    EXHIBIT A

                              SCHEDULE OF INVESTORS

SERIES A PREFERRED STOCK

NAME                                                            NO. OF SHARES
-----------------------------------------------------------     -------------
Alexandria Real Estate Equities, L.P.
ARCH Venture Fund IV, L.P.
ARCH Entrepreneurs Fund, L.P.
Robert D. Brownell
Kenneth A. Clark
CMEA Life Sciences Fund, L.P.
Diversified Capital L.L.C.
Frazier Affiliates III, L.P.
Frazier Healthcare III, L.P.
Daniel Lazare
Matilda Nieri
Nukahiva Foundation
Mark Pearson
Alexander D. Phillips
Gonzalo M. Silveira
Skyline Venture Partners II, L.P.
Skyline Venture Partners Qualified Purchaser Fund II, L.P.
Surinvex International Corporation
Donna Swanson
Venrock Associates
Venrock Associates II, L.P.
Venrock Entrepreneurs Fund, L.P.
M. Lorette Viaud
WS Investment Company 99B
Alejandro & Lida Zaffaroni Revocable Trust U/T/D 1/24/86
Zaffaroni Family Partnership, L.P.
                                                                -------------
                                            SERIES A TOTAL:


XENOPORT, INC.
FIFTH AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

                             SCHEDULE OF INVESTORS

SERIES B PREFERRED STOCK

NAME                                                            NO. OF SHARES
-----------------------------------------------------------     -------------
Alexandria Real Estate Equities, L.P.
Marco Alvarado
ARCH Venture Fund IV, L.P.
ARCH Venture Fund IVA, L.P.
ARCH Entrepreneurs Fund, L.P.
Artal Services N.V.
Maria Benn
Caduceus Private Investments, LP
Caramia LLC
Kenneth A. Clark
CMEA Life Sciences Fund, L.P.
Diversified Capital, L.L.C.
Frazier Affiliates III, L.P.
Frazier Healthcare III, L.P.
Janet R. Frechet
GATX Ventures, Inc.
Paul Goddard
Josephine Gonzales
The Grapa Trust
Hall-Giacobassi Family 1994 Trust
Karl Handelsman
Brian Hartwell
HBM BioVentures (Cayman) Ltd.
Healthcare Focus Fund, L.P.
Hybrid Venture Partners, L.P.
Daniel Lazare
Ana Leech
Lilly BioVentures, Eli Lilly and Company
Lombard Odier Darier Hentsch & Cie

XENOPORT, INC.
FIFTH AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

                             SCHEDULE OF INVESTORS

SERIES B PREFERRED STOCK

NAME                                                            NO. OF SHARES
-----------------------------------------------------------     -------------
Lotus BioScience Investment Holdings Limited
Tak Mak
Mariana Maraboli
Scott Minick
Monthoux Limited Partnership
Matilda Nieri
Novartis BioVentures Ltd.
OrbiMed Associates L.L.C.
The Papageno Trust
Mark Pearson
Alexander Phillips
The Pyramid Trust
Schweizerhall Holding AG
Gonzalo M. Silveira
Skyline Venture Partners II, L.P.
Skyline Venture Partners Qualified Purchaser Fund II, L.P.
Skyline Expansion Fund, L.P.
Surinvex International Corporation
Guillermo Surraco
Donna Swanson
Gerald F. Swiss, in trust for IPR INVESTMENTS, LLC
TBCC Funding Trust II
UBS Juniper Crossover Fund, LLC
Richard Ulevitch
Venrock Associates
Venrock Associates II, L.P.
Venrock Entrepreneurs Fund, L.P.
M. Lorette Viaud
WS Investment Company 2000B

XENOPORT, INC.
FIFTH AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

                             SCHEDULE OF INVESTORS

SERIES B PREFERRED STOCK

NAME                                                            NO. OF SHARES
-----------------------------------------------------------     -------------
WS Investment Company, LLC
Zaffaroni Family Partnership, L.P.
Alejandro & Lida Zaffaroni Revocable Trust U/T/D 1/24/86
Elisa Zaffaroni
Zderic Family Trust
Varteny Zenountian
                                                                -------------
                                            SERIES B TOTAL:

SERIES C PREFERRED STOCK AND SHARES SUBJECT TO COMMON WARRANTS

NAME                                       NO. OF COMMON SHARES   NO. OF SERIES C SHARES
----------------------------------------   --------------------   ----------------------
AIG SunAmerica Inc.
ARCH Venture Fund IVA, L.P.
Artal Services N.V.
Caduceus Private Investments, LP
Dick M. Chang
CMEA Life Sciences Fund, L.P.
Digital Coast Ventures, LLC
Frazier Affiliates III, L.P.
Frazier Healthcare III, L.P.
Dr. Jean M.J. Frechet
General Electric Capital Corporation
Sheldon S. Gordon
Granite Global Ventures (Q.P.) L.P.
Granite Global Ventures L.P.
Karl Handelsman
HBM BioVentures (Cayman) Ltd.
Healthcare Focus Fund, L.P.
Stephen Hochman
Lilly BioVentures, Eli Lilly and Company

XENOPORT, INC.
FIFTH AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

                             SCHEDULE OF INVESTORS

SERIES C PREFERRED STOCK AND SHARES SUBJECT TO COMMON WARRANTS

NAME                                       NO. OF COMMON SHARES   NO. OF SERIES C SHARES
-----------------------------------------  --------------------   ----------------------
Lombard Odier Darier Hentsch & Cie
Lotus BioScience Investment Holdings
Limited
Luzon Investments Ltd.
George G. Montgomery
James W. Montgomery
Montgomery XenoPort Partners
Moussescale
Moussescapade L.P.
MPH Enterprises, LLC
Hideo Nagura
Novartis BioVentures Ltd.
OrbiMed Associates LLC
Private Equity Holding-Xenoport, L.L.C.
Schweizerhall Holding AG
Laura Surraco
Donna Swanson
UBS Juniper Crossover Fund, L.L.C.
The Ulevitch Family Trust
Venrock Associates
Venrock Associates II, L.P.
West River Capital, LLC
Alejandro Zaffaroni, Trustee of Zaffaroni
Retirement Trust FBO Gonzalo M. Silveira
Alejandro Zaffaroni, Trustee of Zaffaroni
Retirement Trust FBO Lorette Viaud
Alejandro & Lida Zaffaroni Revocable
Trust U/T/D 1/24/86
Zaffaroni Family Partnership, L.P.
                                           --------------------   ----------------------
       SERIES C AND COMMON SHARE TOTALS:

XENOPORT, INC.
FIFTH AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

                             SCHEDULE OF INVESTORS

XENOPORT, INC.
FIFTH AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

                             SCHEDULE OF INVESTORS

SERIES D PREFERRED STOCK                                      NO. OF SERIES D SHARES
----------------------------------------------------------    ----------------------
Frazier Affiliates III, L.P.
Frazier Healthcare III, L.P.
Venrock Associates
Venrock Associates II, L.P.
Healthcare Focus Fund, L.P.
Skyline Venture Partners II, L.P.
Skyline Venture Partners Qualified Purchaser Fund II, L.P.
Skyline Expansion Fund, L.P.
Caduceus Private Investments, LP
OrbiMed Associates
Lilly BioVentures, Eli Lilly and Company
HBM BioVentures (Cayman) Ltd.
Granite Global Ventures (Q.P.) L.P.
Granite Global Ventures L.P.
Surinvex International Corporation
Zaffaroni Family Partnership, L.P.
Artal Services N.V.
SunAmerica Life Insurance Company
UBS Juniper Crossover Fund, LLC
Schweizerhall Holding AG
Lotus BioScience Investment Holdings Limited
Moussescapade L.P.
Private Equity Holding-Xenoport, L.L.C.
Dick M. Chang
Wyandanch Partners, L.P.
Westbury Equity Partners SBIC, L.P.
Mediphase Venture Partners II Limited Partnership
Karl Handelsman
Maverick Fund, L.D.C.

XENOPORT, INC.
FIFTH AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

                             SCHEDULE OF INVESTORS

SERIES D PREFERRED STOCK                                      NO. OF SERIES D SHARES
----------------------------------------------------------    ----------------------
Maveric Fund USA, Ltd.
Maverick Fund II, Ltd.
                                                              ----------------------
                                                     TOTAL

XENOPORT, INC.
FIFTH AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT